ARTICLES OF INCORPORATION
                                       OF
                   MID-WAY MEDICAL AND DIAGNOSTIC CENTER, INC.


                                ARTICLE I - NAME

     The name of this Corporation is Mid-Way Medical and Diagnostic Center, Inc.

                             ARTICLE II - DURATION

     The corporation shall have perpetual existence commencing on the date of this filing of these Articles with the Department of State.

                             ARTICLE III - PURPOSE

     The purpose of this corporation is to engage in any or all lawful business for which corporation may be incorporated under Chapter 607, Florida Statutes, as new exists or may after be amended, and any other activities or business permitted under the Laws of the United States and Florida.

                           ARTICLE IV - CAPITAL STOCK

     The corporation is authorized to issue 100 shares of One Dollar ($1.00) par value common stock which shall be designated as "Common Shares."

                         ARTICLE VI - CUMULATIVE VOTING

     Shareholders of this Corporation may vote their stocks cumulatively. Each shareholder shall have the total number of votes which is equal to the number of shares of stock with voting rights which such shareholder holds multiplied by the number of directors to be elected. The shareholder may give all of their votes to one candidate or distribute them among as many candidates as the shareholder may wish. Notice must be given by any shareholder to the President or Vice President of the Corporation not less than 24 hours prior to the time set for the holding of a shareholders meeting for the election of directors that such shareholder intends to cumulate his vote at said election.


                         ARTICLE V - PREEMPTIVE RIGHTS

     Every shareholder, upon the sale for cash of any new stock of this corporation, shall have the right to purchase his pro-rata share thereof (as nearly as may be done without issuance of fractional shares) at the price at which it is offered to others.


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                ARTICLE VI - INITIAL REGISTERED OFFICE AND AGENT

The initial registered office of this corporation is:

                            7935 N.W. Second Street
                              Miami, Florida 33126

[ILLEGIBLE] registered agent of this Corporation at such [ILLEGIBLE] is Oscar Murphy.

                    ARTICLE VII - INITIAL BOARD OF DIRECTORS

     This corporation shall have one (1) Director constituting the initial Board of Directors. The number of directors may be [ILLEGIBLE] from time to time by the bylaws; however [ILLEGIBLE] less than one Director nor more than two. [ILLEGIBLE] and address of the initial Board of Directors of the [ILLEGIBLE].

                                  Oscar Murphy
                                   President
                                 Vice-President
                            7935 N.W. Second Street
                              Miami, Florida 33126

                          ARTICLE VIII - INCORPORATORS

     The name and street address of the Incorporator signing these articles is:

                                  Oscar Murphy
                            7935 N.W. Second Street
                              Miami, Florida 33126

                          ARTICLE IX - INDEMNIFICATION

     The corporation shall indemnify any Officer or Director or any former officer or director, to the full extent permitted by law.

                             ARTICLE X - AMENDMENT

     The corporation reserves the right to amend or repeal any [ILLEGIBLE] in these Articles of Incorporation, or any [ILLEGIBLE] by a majority vote of the Board of Directors, [ILLEGIBLE] upon the shareholders is subject to this [ILLEGIBLE].


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     IN  WITNESS  WHEREOF,  the  undersigned  incorporator  has  executed  these
Articles of Incorporation on 6-8, 1990.


                                                       /s/ OSCAR MURPHY
                                                       ----------------
                                                       Oscar Murphy
                                                       Incorporator

STATE OF FLORIDA
COUNTY OF DADE

     BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared OSCAR MURPHY, known to be and known by me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation.

     IN WITNESS WHEREOF, I have set my hand and seal in the State and County above, this 8th day of June, 1990.

/s/ Kathy Miller
-------------------------------
NOTARY PUBLIC, State of Florida

My Commission Expires: